As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEVA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0556376
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 150 San Jose, California	95110-1002
(Address of Principal Executive Offices)	(Zip Code)

2002 Stock Incentive Plan, as amended

(Full Title of the Plan)

Christine Russell

Chief Financial Officer

CEVA, Inc.

2033 Gateway Place, Suite 150

San Jose, California 95110-1002

(Name and Address of Agent For Service)

(408) 514-2900

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	1,500,000 shares	$8.08(2)	$12,120,000(2)	$1,536

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on May 7, 2004

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) Items 3, 4, 5, 6, 7 and 9 of PART II of the Registration Statement on Form S-8, File No. 333-101553 relating to the Registrant’s 2002 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 14th day of May, 2004.

CEVA, Inc.

By:	/s/ Chester J. Silvestri

Chester J. Silvestri
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of CEVA, Inc., hereby severally constitute and appoint Chester J. Silvestri and Christine Russell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CEVA, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chester J. Silvestri Chester J. Silvestri	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	May 14, 2004

/s/ Christine Russell Christine Russell	Chief Financial Officer (principal financial and accounting officer)	May 14, 2004

/s/ Eliyahu Ayalon Eliyahu Ayalon	Director	May 14, 2004

/s/ Brian Long Brian Long	Director	May 14, 2004

/s/ Zvi Limon Zvi Limon	Director	May 14, 2004

/s/ Bruce A. Mann Bruce A. Mann	Director	May 14, 2004

/s/ Peter McManamon Peter McManamon	Director	May 14, 2004

/s/ Sven-Christer Nilsson Sven-Christer Nilsson	Director	May 14, 2004

/s/ Louis Silver Louis Silver	Director	May 14, 2004

/s/ Dan Tocatly Dan Tocatly	Director	May 14, 2004

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Certificate of Ownership and Merger (merging CEVA, Inc. into ParthusCeva, Inc.)

4.3(3)	Second Amended and Restated By-Laws of the Registrant

5	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young Chartered Accountants

23.3	Consent of Kost, Forer, Gabbay & Kasierer

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form 10, as amended, initially filed with the Commission on June 3, 2002 (registration number 000-49842), and incorporated herein by reference.
(2)	Previously filed with the commission as an Exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 8, 2003, and incorporated herein by reference.
(3)	Previously filed with the Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004, and incorporated herein by reference.